UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 19, 2017

MOCON, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-09273	41-0903312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7500 Mendelssohn Avenue North Minneapolis, MN	55428
(Address of principal executive offices)	(Zip Code)

(763) 493-6370

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On June 19, 2017, MOCON, Inc., a Minnesota corporation (“MOCON”), terminated the Credit Agreement, dated as of March 28, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between MOCON and Wells Fargo Bank, National Association (“Wells Fargo”), and all amounts owed thereunder, were repaid, satisfied and discharged in full. Wells Fargo’s security interests related to the Credit Agreement were similarly terminated.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 22, 2017, AMETEK, Inc., a Delaware corporation (“AMETEK”), completed the previously announced acquisition of MOCON, through the merger of AMETEK Atom, Inc., a Minnesota corporation and wholly-owned subsidiary of AMETEK (“Merger Sub”), with and into MOCON (the “Merger”), pursuant to the Agreement and Plan of Merger, dated as of April 16, 2017, by and among AMETEK, Merger Sub and MOCON (the “Merger Agreement”).

At the effective time of the Merger, each share of MOCON’s common stock, par value $0.10 per share (the “MOCON Common Stock”), issued and outstanding immediately prior to the effective time (other than (i) shares owned directly by AMETEK, Merger Sub or any direct or indirect wholly owned subsidiary of MOCON or AMETEK; and (ii) shares held by shareholders who have not voted in favor of approval of the Merger and have demanded and perfected, and not withdrawn or lost, their right to dissent from the Merger and be paid the fair value of their shares of MOCON Common Stock under Minnesota law) was automatically cancelled and converted into the right to receive $30.00 in cash, without interest, less any applicable taxes required to be withheld. At the effective time of the Merger, each outstanding stock option to purchase MOCON Common Stock vested in full and was cancelled and converted into the right to receive an amount in cash equal to (i) the number of shares subject to the option multiplied by (ii) the excess of $30.00 over the exercise price per share of such option, less any required tax withholding. The purchase price was funded by AMETEK with cash on hand.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to MOCON’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 17, 2017, which is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 22, 2017, in connection with the Merger, MOCON notified NASDAQ that the Merger had been completed and requested that trading of MOCON Common Stock on NASDAQ be halted before the opening of trading on June 22, 2017 and suspended as of the close of business on June 22, 2017.  MOCON also requested that NASDAQ file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25, thereby effecting the delisting of the MOCON Common Stock from NASDAQ and the deregistration of the MOCON Common Stock under Section 12(b) of the Exchange Act. MOCON intends to file with the SEC a Form 15 to suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modifications to Rights of Security Holders.

The information set forth in Items 2.01 and 5.03 is incorporated by reference herein.

Effective upon the closing of the Merger, MOCON’s shareholders immediately prior to the effective time of the Merger ceased to have any rights as shareholders of MOCON (other than their right to receive the applicable merger consideration or, if applicable, shareholders who have not voted in favor of approval of the Merger and have demanded and perfected, and not withdrawn or lost, their right to dissent from the Merger and be paid the fair value of their shares of MOCON Common Stock under Minnesota law).

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 2.01 and Item 5.03 is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the closing of the Merger, Constance Beck, James O. Davis and Thomas C. Marecic, became the members of the board of directors of MOCON. In connection therewith, all of the existing members of the board of directors of MOCON resigned from the board of directors of MOCON, and all committees thereof, effective at the effective time of the Merger.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective upon the closing of the Merger, the articles of incorporation of MOCON were amended and restated in their entirety as set forth in the Merger Agreement and the bylaws of MOCON were amended to be the same as the bylaws of Merger Sub immediately prior to the effective time of the Merger. The Amended and Restated Certificate of Incorporation and the newly adopted Bylaws of MOCON are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference herein.

Robert L. Demorest and Elissa Lindsoe resigned their officer positions with MOCON as Chief Executive Officer and Chief Financial Officer, respectively, as of June 22, 2017.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 21, 2017, MOCON held a special meeting of shareholders (the “Special Meeting”) to consider certain proposals related to the Merger Agreement. Each of the proposals considered and voted on at the Special Meeting (as described below) was approved by the requisite vote of MOCON’s shareholders. For more information on each of these proposals, see MOCON’s definitive proxy statement filed with the SEC on May 18, 2017.

As of May 15, 2017, the record date for the Special Meeting, there were 5,896,445 shares of MOCON Common Stock outstanding and entitled to vote, each of which was entitled to one vote on each proposal at the Special Meeting. At the Special Meeting, 4,087,985.249 shares of MOCON Common Stock, representing approximately 69.33% of the outstanding shares entitled to vote, were present in person or by proxy, which constituted a quorum to conduct business.

At the Special Meeting, the following proposals were considered and voted on, and the final voting results for each proposal are set forth below:

1. Proposal to approve and adopt the Merger Agreement and thereby approve the transactions contemplated by the Merger Agreement, including the Merger (the “Merger Agreement Proposal”).

Votes for Approval	Votes Against	Abstentions	Broker Non- Votes
4,032,089.537	47,050.712	8,845.000	0

2. Proposal to approve, by non-binding advisory vote, compensation that will or may become payable by MOCON to its named executive officers in connection with the Merger.

Votes for Approval	Votes Against	Abstentions	Broker Non- Votes
3,684,788.837	367,741.021	35,455.391	0

Because the Merger Agreement Proposal was approved, a proposal to adjourn the Special Meeting to a later date or dates to solicit additional proxies if there were insufficient votes to approve and adopt the Merger Agreement Proposal at the time of the Special Meeting was not needed and, therefore, no vote was taken on that proposal.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of MOCON, Inc.

3.2	Bylaws of MOCON, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOCON, INC.

Dated: June 22, 2017	By: /s/ Robert Feit Robert Feit Vice President

MOCON, INC.

CURRENT REPORT ON FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing

3.1	Amended and Restated Articles of Incorporation of MOCON, Inc.	Filed herewith

3.2	Bylaws of MOCON, Inc.	Filed herewith